Exhibit 10.1

                        FIFTH AMENDMENT TO SECOND AMENDED
                     AND RESTATED REVOLVING CREDIT AGREEMENT


         This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY dated as of March 10, 1999 (the "Fifth Amendment") is by and between

         STANLEY FURNITURE COMPANY, INC., a Delaware corporation
          (the "Borrower"); and

         NATIONAL  BANK OF CANADA,  a Canadian  chartered  bank (the "Lender" or
          "NBC").


RECITALS

         A. National Canada Finance Corp., a Delaware corporation ("NCFC"), and the Lender made a certain credit facility available to the Borrower pursuant to the terms and conditions contained in that certain Second Amended and Restated Revolving Credit Agreement dated as of February 15, 1994 among the Borrower, NCFC and the Lender, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 21, 1995, a Second Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 1996, a Third Amendment to Second Amended and Restated Credit Agreement dated as of June 24, 1997 and a Fourth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of February 24, 1998 (as amended, the "Loan Agreement").

         B. The Lender has been assigned the rights of NCFC under the Loan Agreement and the documents related thereto pursuant to the terms of an Agreement and Transfer Agreement.

         C. The Borrower has requested that the Lender make certain changes to the Loan Agreement.

         D. The Lender has agreed to make these changes to the Loan Agreement as set forth herein.

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         A.       The Loan Agreement is amended as follows:

                  1. Section 2.04(b) is deleted in its entirety and replaced with the following:

                  "(b) Eurodollar Loans. Subject to the provisions of Section 3.01, each Revolving Credit Loan which is a Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate plus three-quarters of one percent (3/4%). The Lender shall determine the applicable LIBOR Rate on the date when such determination is to be made in respect of such Interest Period (or as soon thereafter as practicable), and shall notify the Borrower of the rate so determined. Such determination shall be conclusive absent manifest error."

                  2. Section 8.01(j) is deleted in its entirety and replaced with the following:

                  "(j)  Restricted   Payments.   Make  any  Restricted  Payment;
         provided, however, Borrower may pay dividends or make payments to redeem, repurchase or otherwise acquire shares of its stock in an amount up to $25,000,000.00 plus (A) 50% of Borrower's net income during the period from January 1, 1999 through the end of the most recently completed fiscal quarter and (B) the total net cash proceeds received by the Borrower from the sale of its stock during such period less (C) the aggregate amount of cash dividends paid or cash payments made to redeem, repurchase or otherwise acquire shares of its stock during such period."

         B. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Loan Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender in connection therewith.

         C. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         D. This Fifth Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.



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         IN WITNESS  WHEREOF,  the parties  hereto have  executed or caused this instrument to be executed under seal as of the day and year first above written.


                                                 STANLEY FURNITURE COMPANY, INC.
ATTEST

By                                                   By

Title                                                Title

         (CORPORATE SEAL)



                                                     NATIONAL BANK OF CANADA


                                                      By

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